Exhibit 11

                             CAREMATRIX CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                          Quarter Ended
                                                                          -------------
                                                                  March 31, 1997   March 31, 1996
                                                                  --------------   --------------
Weighted average primary shares outstanding
-------------------------------------------

Weighted average number of common shares
  assumed to be outstanding during the period                       17,109,959       10,000,000

Assumed conversion of preferred stock                                   24,986               --

Assumed exercise of stock options                                      180,927               --

Assumed exercise of warrants                                                --               --
                                                                   ------------      ----------
                                                                    17,315,872       10,000,000
                                                                   ============      ==========


Weighted average fully-diluted shares outstanding
-------------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period                        17,109,959       10,000,000

Assumed conversion of preferred stock                                   24,986               --

Assumed exercise of stock options                                      229,482               --

Assumed exercise of warrants                                                --               --
                                                                   ------------      ----------
                                                                     17,364,427      10,000,000
                                                                   ============      ==========


Note: This calculation is presented in accordance with Item 602 of Regulation
      S-K although it is not required by APB Opinion No. 15.